EXHIBIT 99.2

October 12, 2007

FOR IMMEDIATE RELEASE

Caterpillar Announces Retirement of Vice President, Appointment of Three New Vice Presidents,
Changes in Responsibilities for Two Vice Presidents and Reorganization of Engine Business
 Moves are result of previously announced changes in Caterpillar’s Executive Office

PEORIA, Ill.— Following the previous announcement of two new group presidents, Caterpillar Inc. (NYSE: CAT) announced today several changes at the vice president level.

William D. Mayo to Retire
Caterpillar vice president Bill Mayo will retire effective February 1, 2008.  Mayo has had responsibility for the North American Commercial Division (NACD) since 2006.  He joined Caterpillar in 1979 as a service trainee, and worked in the service and product support areas for much of his career.  He was named fleet marketing manager for truck engines in 1991, later serving as a regional manager for commercial engine sales and service.  He became general manager of the truck engine division in 1998, and was named product manager for large track-type tractors in 2001.  In 2003 he became a regional manager for Europe-Africa-Middle East (EAME), based in Geneva, Switzerland.

“We want to thank Bill for nearly 30 years of service to Caterpillar, where he has made a mark in the areas of product support and service,” said Caterpillar Chairman and CEO Jim Owens.  “We wish him well in retirement.”

New Responsibilities for James J. Parker
Jim Parker will replace Mayo as vice president for NACD.  Parker is currently a vice president with administrative responsibility for Caterpillar’s Power Systems & OEM Solutions Division.  Parker’s move will be effective December 1, 2007.

“Jim Parker’s management style emphasizes customer satisfaction, and that will be important for him as he leads our North American Commercial Division, managing our relationship with Caterpillar’s dealers and customers in this important market,” said Owens.

Parker joined Caterpillar in 1969 and spent several years as a research technician.  Later in the 1970s he held several senior-level pricing positions within Caterpillar’s engine division and corporate offices.  He then held the position of pricing manager for Caterpillar Far East Ltd., as well as serving in a variety of engine and power systems marketing positions with particular emphasis on marine and industrial strategic planning.

Beginning in the 1990s, he was promoted to manager of marketing support for engine power systems in Caterpillar Asia Pte. Ltd., served as general manager of the Truck Engine Division in the company’s Engine Products Division and director of the Electric Power Generation Group.  He was elected a vice president in October 2001. Parker has a bachelor’s degree from Bradley University and completed the Stanford University Executive Program.

New Responsibilities for Mary H. Bell
Mary Bell will replace Ed Rapp as vice president with responsibility for the Building Construction Products Division (BCP).  As previously announced, Rapp has been appointed a group president.  Bell is currently vice president of the Logistics Division at Caterpillar.  Bell’s move will be effective December 1, 2007.

“As the head of our global logistics business, Mary Bell understands every aspect of Caterpillar’s supply chain and product support capabilities and she has also demonstrated success in satisfying the requirements of other companies that rely on Caterpillar for logistics services,” said Owens.  “This strong product support and customer focus background will serve Mary well as she leads our BCP organization.”

Bell joined Caterpillar in 1981. She formerly served as global manager of Caterpillar Distribution Services, a division of Caterpillar Logistics Services, Inc.  Previously, she was dealer capability department manager in Cat's Product Support Division and progressed through a number of marketing and leadership positions.  She was named a vice president in December 2003.  Bell has a bachelor's degree in marketing from the University of Iowa and is a graduate of the University of Michigan's Advanced Executive Program. She is a Greater Peoria Area Airport Authority Commissioner and a member of the Easter Seals steering committee.  Mary is also a member of HNI Corporation's Board of Directors.

Stephen P. Larson Named Vice President
Caterpillar’s board of directors has appointed Steve Larson to replace Mary Bell as a vice president with responsibility for the Logistics Division.  Larson currently is part of the Logistics Division’s senior leadership team as the head of Cat Logistics Americas region.  Larson’s move will be effective December 1, 2007.

“Steve Larson has a strong accounting and finance background as well as broad experience as a senior leader at Cat Logistics,” said Owens.  “The logistics business has been a critical part of our service based growth, and I’m sure Steve will provide outstanding leadership for this organization as it continues providing world-class logistics support to Caterpillar customers and other leading companies around the world.”

Larson joined Caterpillar in 1979 and held a series of positions with growing responsibilities in the areas of accounting, finance and marketing.  In 1995 he was named a product/marketing manager in NACD, and later held positions as a district manager, product manager for large track-type tractors and regional manager. In 2003, he moved to Singapore to become a vice president of Caterpillar Financial Services Corporation.  He was named to his current position in 2005.

Larson holds a business and MBA degree from Western Illinois University.  He also completed the Duke University Advanced Management Program, and is a member of the Western Illinois University President’s Advisory Board.

Thomas J. Bluth Named Vice President
Caterpillar’s Board of Directors has appointed Tom Bluth as a vice president with responsibility for Caterpillar’s Asia Pacific Manufacturing Operations.  Bluth will replace Rich Lavin who has been appointed a Caterpillar group president.  Bluth is currently Managing Director, Caterpillar France, part of Caterpillar’s Europe-Africa-Middle East (EAME) operations organization.  Bluth’s appointment will be effective on December 1, 2007.

“The Asia Pacific region represents one of the fastest growing and most dynamic areas of the world for Caterpillar as we serve a large and growing customer base,” said Owens. “During his 10-plus year career with Caterpillar, Tom Bluth has demonstrated remarkable vision and leadership as he has taken on roles with increasing responsibility.  I’m sure Tom’s product, operations, commercial and legal background will serve him well as he leads Caterpillar’s growing manufacturing presence in Asia Pacific.”

Bluth joined Caterpillar’s Legal Services Division in 1995 from private legal practice in Washington D.C.  He held a series of positions within the Legal Services Division until 2000 and then moved to a series of broad-based business roles including marketing leadership positions in Latin America and North America.  Prior to moving to his current position, he was worldwide medium wheel loader product manager.  Bluth holds a degree in electrical engineering from Iowa State University, a MBA from the University of Chicago, and a law degree from Northwestern University.

Richard J. Case Named Vice President of New Division
Caterpillar’s Board of Directors has appointed Richard Case, currently marketing manager for the North American Commercial Division, as vice president with responsibility for the newly formed Marine and Petroleum Power Division.

“Richard Case has the strong global background that has long been the hallmark of Caterpillar’s senior leaders,” said Owens.  “He also brings significant marketing and power systems experience to this new leadership position.”

Case’s organization will be responsible for sales and product support for the global marine business, serving customers and Caterpillar dealers around the world. This will include MaK brand products and MaK manufacturing operations in Germany and China.  The marine business will continue to be headquartered in Hamburg, Germany.  Case will also be responsible for Caterpillar’s global petroleum business, headquartered in Houston, Texas.  Caterpillar provides reciprocating engines and product support to the petroleum industry.  This new organization will provide intense focus for Caterpillar dealers and customers operating in the petroleum industry around the world.  Case’s move will be effective December 1, 2007.

Case joined Caterpillar in 1997.  He has served as the director of Marketing & Planning for Perkins Engines Company Limited, a wholly owned subsidiary of Caterpillar Inc., managing director for the Industrial Power Systems Division, based in Peterborough, UK, and corporate accounts manager for Caterpillar’s North American Commercial Division. He was named to his current position in 2006.  Case holds a degree in chemical engineering from Exeter University, and he earned a MBA degree from the London Business School.  He also completed an advanced executive program at The Kellogg School at Northwestern University.

Organizational Changes for Caterpillar’s Engine Business
Creation of the new Marine and Petroleum Power Division coincides with other organizational changes in Caterpillar’s engine business as the company continues to align its operations, marketing and sales efforts to better serve our customers.

As part of this reorganization, Caterpillar’s On-Highway Engine Marketing Division, which now reports to Jim Parker, will move to Gary Stroup, Caterpillar vice president with responsibility for the Large Power Systems Division.  This move will bring all on-highway truck manufacturing operations and sales and marketing efforts into a single division.

“Our on-highway truck engine customers expect the highest levels of quality, reliability and durability, and this move ensures that we continue to deliver the products and service those customers require,” said Owens.

For more than 80 years, Caterpillar Inc. has been making progress possible and driving positive and sustainable change on every continent. With 2006 sales and revenues of $41.517 billion, Caterpillar is the world's leading manufacturer of construction and mining equipment, diesel and natural gas engines and industrial gas turbines. The company also is a leading services provider through Caterpillar Financial Services, Caterpillar Remanufacturing Services, Caterpillar Logistics Services and Progress Rail Services. More information is available at http://www.cat.com/.

Caterpillar Contact:
Jim Dugan
Corporate Public Affairs
309-494-4100 (o)
309-360-7311 (m)
dugan_jim@cat.com